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                                                                    EXHIBIT 10.8

                                    VANTAS

           SERVICES CONTRACT  Particular Conditions Services OFFICE

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BETWEEN THE UNDERSIGNED
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S.A. Centre de Services registered capital 250,000 Francs whose registered office is at MONTPELLIER 34000, Le Stratege -- 1095 rue Henri Becquerel Listed in the Montpellier Commercial and Companies Register under number: B 383 619 228 represented by: Rachel ELIOT referred to hereafter as "VANTAS"

AND
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Company:                          VERISITY DESIGN
Form:                             EURL
Registered office:                BC La Grande Arche
                                  92044 PARIS LA DEFENSE
Registered at:                    Nanterre
Registration Number:              B 423 218 585 (1999BO2717)
Manager:                          Mr. MORLEY Matthew John
Represented in France by:         Mr. Coby HANOCH
Activity:                         software and information systems

referred to hereafter as 'THE CLIENT'

THE FOLLOWING HAS BEEN AGREED:
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Article 1 -- OBJECT
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VANTAS puts at the clients disposal, which he accepts:
--A commercial and fiscal desk for determination of his head office at the following address:
  BC La Grande Arche -- 92044 PARIS LA DEFENSE

--A 14 M2 equipped office: 1 desk, 1 executive chair, 2 chairs, 1 filing cabinet.

--A 15 M2 equipped office: 1 desk, 1 executive chair, 2 chairs, 1 filing cabinet.

--A reception for visitors according to the opening hours of the Centre (9.00 -- 19.00).

--4 telephone lines.

--A reception of mail service, as well as the use of the telex and fax (consumption will be invoiced at the fee in effect). The client may take possession of his mail during the opening hours of the Centre.

--The up-keep of the office (except Saturday, Sunday and bank holidays).

--The right to the particular services and all the benefits assured by VANTAS (secretarial, telephone, photocopying, courier service and furnishing services, etc., according to the fees in effect).

--Free rental of an office for half a day per month, which is subjected to availability is not cumulable.

--Free use of the small conference rooms B and C if booking the day before or the same day.

VANTAS expressly reminds the client that the use of the office constitutes one element of a number of different services. The chosen office cannot be exclusively reserved for the client.

It is understood between the parties that the present convention constitutes a simple convention of services including the disposal of the surfaces, at precarious claim, submitted at the disposals of the common law.

Consequently, the parties expressly agree that the said convention will be applied specifically to the decree No 53960 from 30 September 1953 relative to commercial bails.

Article 2 -- DURATION OF THE AGREEMENT
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The present contract is concluded for a duration of three months starting from
1st November 1999.

On expiry of this period, the present contract will be renewed tacitly from trimester to trimester except a contrary decision, manifested by one or other of the parties by registered letter with acknowledgment of receipt, a month before the expiry date.

Article 3 -- PRICE
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--Office No 15:  The price corresponding to the services is fixed at
17,000.00 FF tax exclusive per month (seventeen thousand).

--Office No 12: The price corresponding to the services is fixed at 10,000.00 FF tax exclusive per month (ten thousand).

--The price for the supplementary furniture (1 desk, 1 executive chair and 1 filing cabinet) is fixed at 350.00 FF tax exclusive per month (three hundred and fifty)

This sum is payable in advance, this corresponds to the opening up of the services proposed and the disposal of a furnished office. It does not include consummables (of which the prices are in appendix 3) which will be invoiced separately at the end of the month, payable in full on receipt of the invoice.

It will be revised every year on the birthday of the contract based on the basis of the fees in effect.

The VAT in effect will be added on to all these prices.

Article 4 -- DEPOSIT AND ADVANCE OF GUARANTEE
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Before the commencing of the services, the client must lay down:
A deposit on the guarantee of three months; that is, 57,000.00 FF (27 000 FF + 30 000)

The deposit will be reimbursed in case of cancellation, according to articles 11 and 12 of the general conditions of the services (appendix 1) which have been given to the client and of which the client declares perfect knowledge.

Article 5 -- OBLIGATIONS
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The client declares himself obliged to:

--Regularly pay the services offered by VANTAS.

--Effective and exclusive use of the address offered as headquarters of the company.

--Provide VANTAS with an affidavit indicating the place where the accountancy is located and where all the invoices concerned are, as well as his engagement to put at the disposition of the administration of the address of the domiciliation (appendix 4).

--Regularly inform VANTAS of all modifications concerning the judicial form of the company, its object, the name and address of the people who have the ability to engage the company, by means of an extract of an up-to-date KBIS.

--Use the office conforming to its rightful use in exercising therein, the duly specified activity with the exclusion of all other activities except with express authorization.

Article 6 -- PROXY
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The client awards by the present power of proxy to VANTAS, for the latter to be able to receive all of his mail and any notifications.

The client must also comply with PTT regulations by drawing up an official proxy with the services concerned.

Article 7 -- TERMINATION
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The present contract can be terminated by one or other of the parties conforming to the disposals anticipated in Article 9.

"Non-Performance" of the general service conditions (appendix 1).

Article 8 -- ACCEPTANCE CLAUSE
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The client expressly declares to consent to the present contract after having had full knowledge of the general service conditions referenced CGS-ABC 0298 (appendix 2 ) which he has duly signed.

These documents have been given to him today by VANTAS.

The client compels himself to the contract without any dispute.

Article 9 -- ORDER OF DOCUMENTS
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The client acknowledges than an example of the present contract was given to him personally, as well as the following appendices:

Appendix 1:  General Service Conditions of VANTAS.
Appendix 2:  Interior Regulations of VANTAS.
Appendix 3:  General Tariffs.
Appendix 4:  Accounting Certificate.

This contract cancels and replaces all other ones signed by the Client and S.A. Centre de Services.

Done at Paris in two examples on October 22th 1999.

The Client                                       VANTAS
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Name and occupation of signatory:
(Preceded by read and approved)                  /s/ Rachel Eliot

Read and Approved
/s/ Matthew Morley